RenaissanceRe Reports $364.8 Million of Net Income Available to Common Shareholders and $636.4 Million of Operating Income Available to Common Shareholders in Q1 2024.
•Annualized return on average common equity of 16.4% and annualized operating return on average common equity of 28.7%.
•Gross premiums written grew by $1.2 billion, or 43.0%. Property grew by $585.7 million, or 44.9%, and Casualty and Specialty grew by $614.7 million, or 41.4%.
•Combined ratio of 77.9% and adjusted combined ratio of 75.4%.
•Fee income of $83.6 million; up 86.6% from Q1 2023.
•Net investment income of $390.8 million; up 53.6% from Q1 2023.

Pembroke, Bermuda, April 30, 2024 - RenaissanceRe Holdings Ltd. (NYSE: RNR) (“RenaissanceRe” or the “Company”) today announced its financial results for the first quarter of 2024.

Net Income Available to Common Shareholders per Diluted Common Share: $6.94 Operating Income Available to Common Shareholders per Diluted Common Share: $12.18
Underwriting Income $540.7M	Fee Income $83.6M	Net Investment Income $390.8M
Change in Book Value per Common Share: 3.5% Change in Tangible Book Value per Common Share Plus Change in Accum. Dividends: 5.3%
Operating Return on Average Common Equity, Operating Income (Loss) Available (Attributable) to Common Shareholders, Operating Income (Loss) Available (Attributable) to Common Shareholders per Diluted Common Share, Change in Tangible Book Value per Common Share Plus Change in Accumulated Dividends, Adjusted Combined Ratio, Property Adjusted Combined Ratio and Casualty and Specialty Adjusted Combined Ratio are non-GAAP financial measures; see “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.

Kevin J. O’Donnell, President and Chief Executive Officer, said, “We are pleased to deliver another exceptional quarter, characterized by strong profitability, substantial growth and persistent tailwinds behind our Three Drivers of Profit. The successful renewal of the RenaissanceRe and Validus portfolio is deepening our partnerships with our customers while broadening our access to attractive risk. This combined underwriting portfolio, along with growing fee and net investment income, should continue to drive significant value for our shareholders.”

Consolidated Financial Results

Consolidated Highlights
	Three months ended March 31,
(in thousands, except per share amounts and percentages)	2024	2023
Gross premiums written	$3,990,684	$2,790,261
Net premiums written	3,199,573	2,263,703
Net premiums earned	2,443,910	1,680,550
Underwriting income (loss)	540,682	369,619
Combined ratio	77.9%	78.0%
Adjusted combined ratio (1)	75.4%	77.8%

Net Income (Loss)
Available (attributable) to common shareholders	364,798	564,062
Available (attributable) to common shareholders per diluted common share	$6.94	$12.91
Return on average common equity - annualized	16.4%	46.6%

Operating Income (Loss) (1)
Available (attributable) to common shareholders	636,379	364,027
Available (attributable) to common shareholders per diluted common share	$12.18	$8.25
Operating return on average common equity - annualized (1)	28.7%	30.0%

Book Value per Share
Book value per common share	$170.92	$116.44
Quarterly change in book value per share (2)	3.5%	11.3%
Quarterly change in book value per common share plus change in accumulated dividends (2)	3.7%	11.6%

Tangible Book Value per Share (1)
Tangible book value per common share plus accumulated dividends (1)	$175.92	$134.46
Quarterly change in tangible book value per common share plus change in accumulated dividends (1) (2)	5.3%	12.7%
(1)See “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.
(2)Represents the percentage change in value during the periods presented.

Acquisition of Validus
On November 1, 2023, the Company completed its acquisition (the “Validus Acquisition”) of Validus Holdings, Ltd. (“Validus Holdings”), Validus Specialty, LLC (“Validus Specialty”) and the renewal rights, records and customer relationships of the assumed treaty reinsurance business of Talbot Underwriting Limited from subsidiaries of American International Group, Inc. Validus Holdings, Validus Specialty, and their respective subsidiaries collectively are referred to herein as “Validus.”
The first quarter of 2024 was the first full quarter that reflected the results of Validus. As such, the results of operations for the three months ended March 31, 2024 compared to the three months ended March 31, 2023, should be viewed in that context. In addition, the results of operations for three months ended March 31, 2024 may not be reflective of the ongoing business of the combined entities.

Three Drivers of Profit: Underwriting, Fee and Investment Income
Underwriting Results - Property Segment: Combined ratio of 42.9%; increase in gross premiums written of 44.9%

Property Segment
	Three months ended March 31,		Q/Q Change
(in thousands, except percentages)	2024	2023
Gross premiums written	$1,889,881	$1,304,199	44.9%
Net premiums written	1,397,618	1,019,829	37.0%
Net premiums earned	936,083	687,420	36.2%
Underwriting income (loss)	534,428	298,679

Underwriting Ratios
Net claims and claim expense ratio - current accident year	26.6%	39.2%	(12.6)	pts
Net claims and claim expense ratio - prior accident years	(10.1)%	(11.9)%	1.8	pts
Net claims and claim expense ratio - calendar year	16.5%	27.3%	(10.8)	pts
Underwriting expense ratio	26.4%	29.3%	(2.9)	pts
Combined ratio	42.9%	56.6%	(13.7)	pts
Adjusted combined ratio (1)	40.5%	56.3%	(15.8)	pts
(1)See “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.
•Gross premiums written increased by $585.7 million, or 44.9%, driven by:
–a $412.5 million increase in catastrophe, driven by the renewal of business acquired in the Validus Acquisition, in conjunction with the retention of legacy lines, at the January 1, 2024 renewal.
–a $173.1 million increase in other property, reflecting the renewal of business acquired in the Validus Acquisition and organic growth, in both catastrophe and non-catastrophe exposed business.
•Net premiums written increased by $377.8 million, or 37.0%, driven by the increase in gross premiums written discussed above, partially offset by an increase in ceded premiums written as part of the Company’s gross-to-net strategy.
•Combined ratio improved by 13.7 percentage points, and adjusted combined ratio, which removes the impact of acquisition related purchase accounting adjustments, improved by 15.8 percentage points, each primarily due to growth in net premiums earned and the lower level of current accident year net losses.
•Net claims and claim expense ratio - current accident year improved by 12.6 percentage points due to a lower impact from large loss events in the first quarter of 2024 compared to the impact from the large loss events in the first quarter of 2023.
•Net claims and claim expense ratio - prior accident years reflects net favorable development in the first quarter of 2024, primarily from weather-related large losses across the 2017 to 2022 accident years, driven by better than expected loss emergence.

•Underwriting expense ratio decreased 2.9 percentage points, primarily due to:
–a 1.6 percentage point decrease in the operating expense ratio due, in part, to higher net premiums earned.
–a 1.3 percentage point decrease in the acquisition expense ratio, driven by changes in the mix of business as a result of continued relative growth in catastrophe, which has a lower acquisition expense ratio than other property, partially offset by the increase in acquisition expenses from purchase accounting adjustments related to the Validus Acquisition.
Underwriting Results - Casualty and Specialty Segment: Combined ratio of 99.6% and adjusted combined ratio of 97.1%; increase in gross premiums written of 41.4%

Casualty and Specialty Segment
	Three months ended March 31,		Q/Q Change
(in thousands, except percentages)	2024	2023
Gross premiums written	$2,100,803	$1,486,062	41.4%
Net premiums written	1,801,955	1,243,874	44.9%
Net premiums earned	1,507,827	993,130	51.8%
Underwriting income (loss)	6,254	70,940

Underwriting Ratios
Net claims and claim expense ratio - current accident year	67.3%	64.1%	3.2	pts
Net claims and claim expense ratio - prior accident years	(0.2)%	(2.3)%	2.1	pts
Net claims and claim expense ratio - calendar year	67.1%	61.8%	5.3	pts
Underwriting expense ratio	32.5%	31.1%	1.4	pts
Combined ratio	99.6%	92.9%	6.7	pts
Adjusted combined ratio (1)	97.1%	92.6%	4.5	pts
(1)See “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.
•Gross premiums written increased by $614.7 million, or 41.4%, primarily driven by the renewal of business acquired in the Validus Acquisition, in conjunction with the retention of legacy lines. In particular, the other specialty line of business grew by $392.4 million as compared to the first quarter of 2023.
•Net premiums written increased 44.9%, consistent with the drivers discussed for gross premiums written above.
•Combined ratio increased by 6.7 percentage points, and adjusted combined ratio, which removes the impact of acquisition related purchase accounting adjustments, increased by 4.5 percentage points, each primarily due to the increase in the net claims and claim expense ratio.
•Net claims and claim expense ratio - current accident year increased by 3.2 percentage points. The Baltimore Bridge Collapse in the first quarter of 2024 added 4.2 points to the net claims and claim expense ratio - current accident year.

•Net claims and claim expense ratio - prior accident years reflects net favorable development driven by reported losses generally coming in lower than expected on attritional net claims and claim expenses from the other specialty and credit lines of business, partially offset by the impact of purchase accounting adjustments relating to the Validus Acquisition.
•Underwriting expense ratio increased 1.4 percentage points, which consisted of:
–a 0.8 percentage point increase in the operating expense ratio as compared to the first quarter of 2023, due to a reduction in the benefit from override fees from a decrease in retrocessional reinsurance coverage purchased; and
–a 0.6 percentage point increase in the acquisition expense ratio primarily due to the impact of the purchase accounting adjustments relating to the Validus Acquisition.

Fee Income: $83.6 million of fee income, up 86.6% from Q1 2023; increase in both management and performance fees

Fee Income
	Three months ended March 31,		Q/Q Change
(in thousands)	2024	2023
Total management fee income	$56,053	$40,905	$15,148
Total performance fee income (loss) (1)	27,497	3,867	23,630
Total fee income	$83,550	$44,772	$38,778
(1)Performance fees are based on the performance of the individual vehicles or products, and may be negative in a particular period if, for example, large losses occur, which can potentially result in no performance fees or the reversal of previously accrued performance fees.
•Management fee income increased $15.1 million, reflecting growth in the Company’s joint ventures and managed funds, specifically DaVinciRe Holdings Ltd. (“DaVinci”), Fontana Holdings L.P. (“Fontana”) and RenaissanceRe Medici Fund Ltd. (“Medici”), as well as the addition of fees earned by AlphaCat Managers Ltd., which was acquired as part of the Validus Acquisition.
•Performance fee income increased $23.6 million, driven by improved underwriting results and prior year favorable development, primarily in DaVinci.

Investment Results: Total investment result of $177.1 million; net investment income growth of 53.6%

Investment Results
	Three months ended March 31,		Q/Q Change
(in thousands, except percentages)	2024	2023
Net investment income	$390,775	$254,378	$136,397
Net realized and unrealized gains (losses) on investments	(213,654)	279,451	(493,105)
Total investment result	$177,121	$533,829	$(356,708)
Net investment income return - annualized	5.7%	4.9%	0.8	pts
Total investment return - annualized	2.8%	10.0%	(7.2)	pts

•Net investment income increased $136.4 million, due to a combination of higher average invested assets, primarily resulting from the Validus Acquisition, and higher yielding assets in the fixed maturity and short term portfolios.
•Net realized and unrealized gains (losses) on investments decreased by $493.1 million, principally driven by:
–Net realized and unrealized losses on fixed maturity investments trading of $202.2 million, primarily driven by increases in interest rates in the current quarter, compared to net realized and unrealized gains of $207.3 million in the first quarter of 2023, due to decreases in interest rates during the comparative period; and
–Net realized and unrealized losses on investment-related derivatives of $57.8 million in the current quarter, compared to net realized and unrealized gains of $12.2 million in the first quarter of 2023. The current and comparative quarter results were primarily driven by the interest rate trends during the periods, as described above.
•Total investments were $29.6 billion at March 31, 2024 (December 31, 2023 - $29.2 billion). Weighted average yield to maturity and duration on the Company’s investment portfolio (excluding investments that have no final maturity, yield to maturity or duration) was 5.8% and 2.6 years, respectively (December 31, 2023 - 5.8% and 2.6 years, respectively).

Other Items of Note
•Net income attributable to redeemable noncontrolling interests of $244.8 million was primarily driven by:
–strong underwriting results in DaVinci and Vermeer; and
–strong net investment income driven by higher interest rates and higher yielding assets within the investment portfolios of the Company’s joint ventures and managed funds.
•Raised partner capital of $565.7 million in the first quarter of 2024, primarily in DaVinci ($300.0 million), Medici ($145.7 million) and Fontana ($100.0 million).
•Returned partner capital of $701.2 million during the first quarter of 2024, including $390.7 million of distributions from DaVinci, Vermeer, Medici and Top Layer following strong earnings across these vehicles in 2023.
•Corporate expenses increased by $26.4 million, primarily driven by expenses incurred in support of the Validus Acquisition.
•    Income tax expense of $15.4 million in the current quarter, compared to $28.9 million in the first quarter of 2023. The decrease in income tax expense was primarily driven by investment losses in the first quarter of 2024, compared to investment gains in the first quarter of 2023, partially offset by an increase in operating income in the first quarter of 2024.

Net Negative Impact
Net negative impact on underwriting result includes the sum of (1) net claims and claim expenses incurred, (2) assumed and ceded reinstatement premiums earned and (3) earned and lost profit commissions. Net negative impact on net income (loss) available (attributable) to RenaissanceRe common shareholders is the sum of (1) net negative impact on underwriting result and (2) redeemable noncontrolling interest, both before consideration of any related income tax benefit (expense).
The Company’s estimates of net negative impact are based on a review of the Company’s potential exposures, preliminary discussions with certain counterparties and actuarial modeling techniques. The Company’s actual net negative impact, both individually and in the aggregate, may vary from these estimates, perhaps materially. Changes in these estimates will be recorded in the period in which they occur.
Meaningful uncertainty remains regarding the estimates and the nature and extent of the losses from this catastrophe event, driven by the magnitude and recent nature of the event, the relatively limited claims data received to date, the contingent nature of business interruption and other exposures, potential uncertainties relating to reinsurance recoveries and other factors inherent in loss estimation, among other things.
Net negative impact on the consolidated financial statements

Three months ended March 31, 2024	2024 Large Loss Events (1)
(in thousands)
Net claims and claims expenses incurred	$(84,650)
Assumed reinstatement premiums earned	14,027
Ceded reinstatement premiums earned	(9,310)
Earned (lost) profit commissions	—
Net negative impact on underwriting result	(79,933)
Redeemable noncontrolling interest	25,420
Net negative impact on net income (loss) available (attributable) to RenaissanceRe common shareholders	$(54,513)

Net negative impact on the segment underwriting results and consolidated combined ratio

Three months ended March 31, 2024	2024 Large Loss Events (1)
(in thousands, except percentages)
Net negative impact on Property segment underwriting result	$(19,058)
Net negative impact on Casualty and Specialty segment underwriting result	(60,875)
Net negative impact on underwriting result	$(79,933)
Percentage point impact on consolidated combined ratio	3.3

(1)“2024 Large Loss Events” represents the collapse of the Francis Scott Key Bridge in Baltimore following a collision with a cargo ship in March 2024 (the “Baltimore Bridge Collapse”).

Conference Call Details and Additional Information
Non-GAAP Financial Measures and Additional Financial Information
This Press Release includes certain financial measures that are not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”) including “operating income (loss) available (attributable) to RenaissanceRe common shareholders,” “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted,” “operating return on average common equity - annualized,” “tangible book value per common share,” “tangible book value per common share plus accumulated dividends,” “adjusted combined ratio,” “property adjusted combined ratio” and “casualty and specialty adjusted combined ratio.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investors - Financial Reports - Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.
Conference Call Information
RenaissanceRe will host a conference call on Wednesday, May 1, 2024 at 10:00 a.m. ET to discuss this release. Live broadcast of the conference call will be available through the “Investors - Webcasts & Presentations” section of the Company’s website at www.renre.com.
About RenaissanceRe
RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching desirable risk with efficient capital. The Company provides property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Established in 1993, RenaissanceRe has offices in Bermuda, Australia, Canada, Ireland, Singapore, Switzerland, the United Kingdom and the United States.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company may also make forward-looking statements with respect to its business and industry, such as those relating to its strategy and management objectives, plans and expectations regarding its response and ability to adapt to changing economic conditions, market standing and product volumes, estimates of net negative impact and insured losses from loss events, and the Validus Acquisition and its impact on the Company’s business, among other things. These statements are subject to numerous factors that could cause actual results to differ materially from those addressed by such forward-looking statements, including the following: the Company’s exposure to natural and non-natural catastrophic events and circumstances and the variance it may cause in the Company’s financial results; the effect of climate change on the Company’s business, including the trend towards increasingly frequent and severe climate events; the effectiveness of the Company’s claims and claim expense reserving process; the effect of emerging claims and coverage issues; the performance of the Company’s investment portfolio and financial market volatility; the effects of inflation; the ability of the Company’s ceding companies and delegated authority counterparties to accurately assess the risks they underwrite; the Company’s ability to maintain its financial strength ratings; the Company’s reliance on a small number of brokers; the highly competitive nature of the Company’s industry; the historically cyclical nature of the (re)insurance industries; collection on claimed retrocessional coverage, and new retrocessional reinsurance being available on acceptable terms or at all; the Company’s ability to attract and retain key executives and employees; the Company’s ability to successfully implement its business strategies and initiatives; difficulties in integrating Validus; the Company’s exposure to credit loss from counterparties; the Company’s need to make many estimates and judgments in the preparation of its financial statements; the Company’s exposure to risks associated with its management of capital on behalf of investors in joint ventures or other entities it manages; changes to the accounting rules and regulatory systems applicable to the Company’s business, including changes in Bermuda and U.S. laws and regulations; the effect of current or future macroeconomic or geopolitical events or trends, including the ongoing conflicts between Russia and Ukraine, and Israel and Hamas; other political, regulatory or industry initiatives adversely impacting the Company; the Company’s ability to comply with covenants in its debt agreements; the effect of adverse economic factors, including changes in prevailing interest rates; the impact of cybersecurity risks, including technology breaches or failure; a contention by the U.S. Internal Revenue Service that any of the Company’s Bermuda subsidiaries are subject to taxation in the U.S.; the effects of new or possible future tax reform legislation and regulations in the jurisdictions in which the Company operates, including recent changes in Bermuda tax law; the Company’s ability to determine any impairments taken on its investments; the Company’s ability to raise capital on acceptable terms, including through debt instruments, the capital markets, and third party investments in the Company’s joint ventures and managed fund partners; the Company’s ability to comply with applicable sanctions and foreign corrupt practices laws; the Company’s dependence on capital distributions from its subsidiaries; and other factors affecting future results disclosed in RenaissanceRe’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

INVESTOR CONTACT: RenaissanceRe Holdings Ltd. Keith McCue Senior Vice President, Finance & Investor Relations (441) 239-4830	MEDIA CONTACT: RenaissanceRe Holdings Ltd. Hayden Kenny Senior Vice President, Investor Relations & Communications (441) 239-4946 or Kekst CNC Nicholas Capuano (917) 842-7859

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended
	March 31, 2024	March 31, 2023
Revenues
Gross premiums written	$3,990,684	$2,790,261
Net premiums written	$3,199,573	$2,263,703
Decrease (increase) in unearned premiums	(755,663)	(583,153)
Net premiums earned	2,443,910	1,680,550
Net investment income	390,775	254,378
Net foreign exchange gains (losses)	(35,683)	(14,503)
Equity in earnings (losses) of other ventures	14,127	9,530
Other income (loss)	(50)	(4,306)
Net realized and unrealized gains (losses) on investments	(213,654)	279,451
Total revenues	2,599,425	2,205,100
Expenses
Net claims and claim expenses incurred	1,166,123	801,200
Acquisition expenses	630,921	432,257
Operational expenses	106,184	77,474
Corporate expenses	39,252	12,843
Interest expense	23,104	12,134
Total expenses	1,965,584	1,335,908
Income (loss) before taxes	633,841	869,192
Income tax benefit (expense)	(15,372)	(28,902)
Net income (loss)	618,469	840,290
Net (income) loss attributable to redeemable noncontrolling interests	(244,827)	(267,384)
Net income (loss) attributable to RenaissanceRe	373,642	572,906
Dividends on preference shares	(8,844)	(8,844)
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$364,798	$564,062

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – basic	$6.96	$12.95
Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – diluted	$6.94	$12.91
Operating (loss) income (attributable) available to RenaissanceRe common shareholders per common share - diluted (1)	$12.18	$8.25

Average shares outstanding - basic	51,678	42,876
Average shares outstanding - diluted	51,828	43,006

Net claims and claim expense ratio	47.7%	47.7%
Underwriting expense ratio	30.2%	30.3%
Combined ratio	77.9%	78.0%

Return on average common equity - annualized	16.4%	46.6%
Operating return on average common equity - annualized (1)	28.7%	30.0%
(1)See Comments on Non-GAAP Financial Measures for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	March 31, 2024	December 31, 2023
Assets
Fixed maturity investments trading, at fair value	$21,309,460	$20,877,108
Short term investments, at fair value	4,639,165	4,604,079
Equity investments, at fair value	119,992	106,766
Other investments, at fair value	3,468,281	3,515,566
Investments in other ventures, under equity method	99,684	112,624
Total investments	29,636,582	29,216,143
Cash and cash equivalents	1,606,739	1,877,518
Premiums receivable	8,431,335	7,280,682
Prepaid reinsurance premiums	1,282,860	924,777
Reinsurance recoverable	4,993,680	5,344,286
Accrued investment income	196,893	205,713
Deferred acquisition costs and value of business acquired	1,822,163	1,751,437
Deferred tax asset	669,635	685,040
Receivable for investments sold	1,168,305	622,197
Other assets	377,268	323,960
Goodwill and other intangible assets	758,874	775,352
Total assets	$50,944,334	$49,007,105
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$20,369,610	$20,486,869
Unearned premiums	7,247,615	6,136,135
Debt	1,884,411	1,958,655
Reinsurance balances payable	3,353,834	3,186,174
Payable for investments purchased	1,427,932	661,611
Other liabilities	570,164	1,021,872
Total liabilities	34,853,566	33,451,316
Redeemable noncontrolling interests	6,297,983	6,100,831
Shareholders’ Equity
Preference shares	750,000	750,000
Common shares	52,908	52,694
Additional paid-in capital	2,137,343	2,144,459
Accumulated other comprehensive income (loss)	(13,778)	(14,211)
Retained earnings	6,866,312	6,522,016
Total shareholders’ equity attributable to RenaissanceRe	9,792,785	9,454,958
Total liabilities, noncontrolling interests and shareholders’ equity	$50,944,334	$49,007,105

Book value per common share	$170.92	$165.20

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Three months ended March 31, 2024
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$1,889,881	$2,100,803	$—	$3,990,684
Net premiums written	$1,397,618	$1,801,955	$—	$3,199,573
Net premiums earned	$936,083	$1,507,827	$—	$2,443,910
Net claims and claim expenses incurred	154,249	1,011,874	—	1,166,123
Acquisition expenses	185,782	445,139	—	630,921
Operational expenses	61,624	44,560	—	106,184
Underwriting income (loss)	$534,428	$6,254	$—	540,682
Net investment income			390,775	390,775
Net foreign exchange gains (losses)			(35,683)	(35,683)
Equity in earnings of other ventures			14,127	14,127
Other income (loss)			(50)	(50)
Net realized and unrealized gains (losses) on investments			(213,654)	(213,654)
Corporate expenses			(39,252)	(39,252)
Interest expense			(23,104)	(23,104)
Income (loss) before taxes and redeemable noncontrolling interests				633,841
Income tax benefit (expense)			(15,372)	(15,372)
Net (income) loss attributable to redeemable noncontrolling interests			(244,827)	(244,827)
Dividends on preference shares			(8,844)	(8,844)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$364,798

Net claims and claim expenses incurred – current accident year	$248,916	$1,014,288	$—	$1,263,204
Net claims and claim expenses incurred – prior accident years	(94,667)	(2,414)	—	(97,081)
Net claims and claim expenses incurred – total	$154,249	$1,011,874	$—	$1,166,123

Net claims and claim expense ratio – current accident year	26.6%	67.3%		51.7%
Net claims and claim expense ratio – prior accident years	(10.1)%	(0.2)%		(4.0)%
Net claims and claim expense ratio – calendar year	16.5%	67.1%		47.7%
Underwriting expense ratio	26.4%	32.5%		30.2%
Combined ratio	42.9%	99.6%		77.9%

	Three months ended March 31, 2023
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$1,304,199	$1,486,062	$—	$2,790,261
Net premiums written	$1,019,829	$1,243,874	$—	$2,263,703
Net premiums earned	$687,420	$993,130	$—	$1,680,550
Net claims and claim expenses incurred	187,609	613,591	—	801,200
Acquisition expenses	145,319	286,938	—	432,257
Operational expenses	55,813	21,661	—	77,474
Underwriting income (loss)	$298,679	$70,940	$—	369,619
Net investment income			254,378	254,378
Net foreign exchange gains (losses)			(14,503)	(14,503)
Equity in earnings of other ventures			9,530	9,530
Other income (loss)			(4,306)	(4,306)
Net realized and unrealized gains (losses) on investments			279,451	279,451
Corporate expenses			(12,843)	(12,843)
Interest expense			(12,134)	(12,134)
Income (loss) before taxes and redeemable noncontrolling interests				869,192
Income tax benefit (expense)			(28,902)	(28,902)
Net (income) loss attributable to redeemable noncontrolling interests			(267,384)	(267,384)
Dividends on preference shares			(8,844)	(8,844)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$564,062

Net claims and claim expenses incurred – current accident year	$269,302	$636,650	$—	$905,952
Net claims and claim expenses incurred – prior accident years	(81,693)	(23,059)	—	(104,752)
Net claims and claim expenses incurred – total	$187,609	$613,591	$—	$801,200

Net claims and claim expense ratio – current accident year	39.2%	64.1%		53.9%
Net claims and claim expense ratio – prior accident years	(11.9)%	(2.3)%		(6.2)%
Net claims and claim expense ratio – calendar year	27.3%	61.8%		47.7%
Underwriting expense ratio	29.3%	31.1%		30.3%
Combined ratio	56.6%	92.9%		78.0%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written
(in thousands of United States Dollars)
(Unaudited)

	Three months ended
	March 31, 2024	March 31, 2023
Property Segment
Catastrophe	$1,341,137	$928,595
Other property	548,744	375,604
Property segment gross premiums written	$1,889,881	$1,304,199

Casualty and Specialty Segment
General casualty (1)	$588,566	$467,892
Professional liability (2)	370,481	382,253
Credit (3)	345,132	231,676
Other specialty (4)	796,624	404,241
Casualty and Specialty segment gross premiums written	$2,100,803	$1,486,062

(1)	Includes automobile liability, casualty clash, employer’s liability, umbrella or excess casualty, workers’ compensation and general liability.
(2)	Includes directors and officers, medical malpractice, professional indemnity and transactional liability.
(3)	Includes financial guaranty, mortgage guaranty, political risk, surety and trade credit.
(4)
Includes accident and health, agriculture, aviation, construction, cyber, energy, marine, satellite and terrorism. Lines of business such as regional multi-line and whole account may have characteristics of various other classes of business, and are allocated accordingly.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended
	March 31, 2024	March 31, 2023
Fixed maturity investments trading	$257,289	$155,500
Short term investments	46,791	32,950
Equity investments	560	3,399
Other investments
Catastrophe bonds	58,249	38,831
Other	17,925	24,571
Cash and cash equivalents	14,722	4,264
	395,536	259,515
Investment expenses	(4,761)	(5,137)
Net investment income	$390,775	$254,378

Net investment income return - annualized	5.7%	4.9%

Net realized gains (losses) on fixed maturity investments trading	$9,796	$(104,765)
Net unrealized gains (losses) on fixed maturity investments trading	(211,996)	312,026
Net realized and unrealized gains (losses) on fixed maturity investments trading	(202,200)	207,261
Net realized and unrealized gains (losses) on investment-related derivatives	(57,806)	12,162
Net realized gains (losses) on equity investments	—	(8,738)
Net unrealized gains (losses) on equity investments	13,097	39,151
Net realized and unrealized gains (losses) on equity investments	13,097	30,413
Net realized and unrealized gains (losses) on other investments - catastrophe bonds	18,907	24,126
Net realized and unrealized gains (losses) on other investments - other	14,348	5,489
Net realized and unrealized gains (losses) on investments	(213,654)	279,451
Total investment result	$177,121	$533,829

Total investment return - annualized	2.8%	10.0%

Comments on Non-GAAP Financial Measures
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures within the meaning of Regulation G. The Company has provided certain of these financial measures in previous investor communications and the Company’s management believes that such measures are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within or outside the industry. These measures may not, however, be comparable to similarly titled measures used by companies within or outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
Operating Income (Loss) Available (Attributable) to RenaissanceRe Common Shareholders and Operating Return on Average Common Equity - Annualized

The Company uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating income (loss) available (attributable) to RenaissanceRe common shareholders” as used herein differs from “net income (loss) available (attributable) to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of (1) net realized and unrealized gains and losses on investments, excluding other investments - catastrophe bonds, (2) net foreign exchange gains and losses, (3) corporate expenses associated with acquisitions and dispositions, (4) acquisition related purchase accounting adjustments, (5) the Bermuda net deferred tax asset, (6) the income tax expense or benefit associated with these adjustments, and (7) the portion of these adjustments attributable to the Company’s redeemable noncontrolling interests. The Company also uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” to calculate “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized.”
The Company’s management believes that “operating income (loss) available (attributable) to RenaissanceRe common shareholders,” “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized” are useful to management and investors because they provide for better comparability and more accurately measure the Company’s results of operations and remove variability.
The following table is a reconciliation of: (1) net income (loss) available (attributable) to RenaissanceRe common shareholders to “operating income (loss) available (attributable) to RenaissanceRe common shareholders”; (2) net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted to “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted”; and (3) return on average common equity - annualized to “operating return on average common equity - annualized.” Comparative information for the prior periods presented have been updated to conform to the current methodology and presentation.

	Three months ended
(in thousands of United States Dollars, except per share amounts and percentages)	March 31, 2024	March 31, 2023
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$364,798	$564,062
Adjustment for:
Net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	232,561	(255,325)
Net foreign exchange losses (gains)	35,683	14,503
Corporate expenses associated with acquisitions and dispositions	20,266	—
Acquisition related purchase accounting adjustments (1)	60,560	4,019
Bermuda net deferred tax asset (2)	(7,890)	—
Income tax expense (benefit) (3)	(12,772)	11,322
Net income (loss) attributable to redeemable noncontrolling interests (4)	(56,827)	25,446
Operating income (loss) available (attributable) to RenaissanceRe common shareholders	$636,379	$364,027

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$6.94	$12.91
Adjustment for:
Net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	4.49	(5.94)
Net foreign exchange losses (gains)	0.69	0.34
Corporate expenses associated with acquisitions and dispositions	0.39	—
Acquisition related purchase accounting adjustments (1)	1.17	0.09
Bermuda net deferred tax asset (2)	(0.15)	—
Income tax expense (benefit) (3)	(0.25)	0.26
Net income (loss) attributable to redeemable noncontrolling interests (4)	(1.10)	0.59
Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$12.18	$8.25

Return on average common equity - annualized	16.4%	46.6%
Adjustment for:
Net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	10.7%	(21.1)%
Net foreign exchange losses (gains)	1.6%	1.2%
Corporate expenses associated with acquisitions and dispositions	0.9%	—%
Acquisition related purchase accounting adjustments (1)	2.7%	0.3%
Bermuda net deferred tax asset (2)	(0.4)%	—%
Income tax expense (benefit) (3)	(0.6)%	0.9%
Net income (loss) attributable to redeemable noncontrolling interests (4)	(2.6)%	2.1%
Operating return on average common equity - annualized	28.7%	30.0%
(1)Represents the purchase accounting adjustments related to the amortization of acquisition related intangible assets, amortization (accretion) of VOBA and acquisition costs, and the fair value adjustments to the net reserves for claims and claim expenses for the three months ended March 31, 2024 for the acquisitions of Validus $56.9 million (2023 - $Nil); and TMR and Platinum $3.7 million (2023 - $4.0 million).
(2)Represents a net deferred tax benefit recorded during the period in connection with the enactment of the 15% Bermuda corporate income tax on December 27, 2023.
(3)Represents the income tax (expense) benefit associated with the adjustments to net income (loss) available (attributable) to RenaissanceRe common shareholders. The income tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors.
(4)Represents the portion of the adjustments above that are attributable to the Company’s redeemable noncontrolling interests, including the income tax impact of those adjustments.

Tangible Book Value Per Common Share and Tangible Book Value Per Common Share Plus Accumulated Dividends
The Company has included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” “Tangible book value per common share” is defined as book value per common share excluding per share amounts for (1) acquisition related goodwill and other intangible assets, (2) acquisition related purchase accounting adjustments, and (3) other goodwill and intangible assets. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding per share amounts for (1) acquisition related goodwill and other intangible assets, (2) acquisition related purchase accounting adjustments, and (3) other goodwill and intangible assets, plus accumulated dividends.
The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets and acquisition related purchase accounting adjustments. The following table is a reconciliation of book value per common share to “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” Comparative information for the prior periods presented have been updated to conform to the current methodology and presentation.

	March 31, 2024	March 31, 2023
Book value per common share	$170.92	$116.44
Adjustment for:
Acquisition related goodwill and other intangible assets (1)	(14.35)	(5.38)
Other goodwill and intangible assets (2)	(0.34)	(0.40)
Acquisition related purchase accounting adjustments (3)	(7.22)	(1.58)
Tangible book value per common share	149.01	109.08
Adjustment for accumulated dividends	26.91	25.38
Tangible book value per common share plus accumulated dividends	$175.92	$134.46

Quarterly change in book value per common share	3.5%	11.3%
Quarterly change in book value per common share plus change in accumulated dividends	3.7%	11.6%
Quarterly change in tangible book value per common share plus change in accumulated dividends	5.3%	12.7%
(1)Represents the acquired goodwill and other intangible assets at March 31, 2024 for the acquisitions of Validus $527.4 million (March 31, 2023 - $Nil), TMR $26.9 million (March 31, 2023 - $28.0 million) and Platinum $204.6 million (March 31, 2023 - $208.5 million).
(2)At March 31, 2024, the adjustment for other goodwill and intangible assets included $18.0 million (March 31, 2023 - $17.5 million) of goodwill and other intangibles included in investments in other ventures, under equity method. Previously reported “adjustment for goodwill and other intangibles” has been bifurcated into “acquisition related goodwill and other intangible assets” and “other goodwill and intangible assets.”
(3)Represents the purchase accounting adjustments related to the unamortized VOBA and acquisition costs, and the fair value adjustments to reserves at March 31, 2024 for the acquisitions of Validus $323.3 million (March 31, 2023 - $Nil), TMR $59.6 million (March 31, 2023 - $70.6 million) and Platinum $(0.8) million (March 31, 2023 - $(0.8) million).

Adjusted Combined Ratio
The Company has included in this Press Release “adjusted combined ratio” for the company, its segments and certain classes of business. “Adjusted combined ratio” is defined as the combined ratio adjusted for the impact of acquisition related purchase accounting, which includes the amortization of acquisition related intangible assets, purchase accounting adjustments related to the amortization (accretion) of VOBA and acquisition costs, and the fair value adjustments to the net reserve for claims and claim expenses for the acquisitions of Validus, TMR and Platinum. The combined ratio is calculated as the sum of (1) net claims and claim expenses incurred, (2) acquisition expenses, and (3) operational expenses; divided by net premiums earned. The acquisition related purchase accounting adjustments impact net claims and claim expenses incurred and acquisition expenses. The Company’s management believes “adjusted combined ratio” is useful to management and investors because it provides for better comparability and more accurately measures the Company’s underlying underwriting performance. The following table is a reconciliation of combined ratio to “adjusted combined ratio.”

	Three months ended March 31, 2024
	Catastrophe	Other Property	Property	Casualty and Specialty	Total
Combined ratio	19.8%	75.3%	42.9%	99.6%	77.9%
Adjustment for acquisition related purchase accounting adjustments (1)	(3.6)%	(0.7)%	(2.4)%	(2.5)%	(2.5)%
Adjusted combined ratio	16.2%	74.6%	40.5%	97.1%	75.4%

	Three months ended March 31, 2023
	Catastrophe	Other Property	Property	Casualty and Specialty	Total
Combined ratio	21.3%	93.7%	56.6%	92.9%	78.0%
Adjustment for acquisition related purchase accounting adjustments (1)	(0.3)%	(0.1)%	(0.3)%	(0.3)%	(0.2)%
Adjusted combined ratio	21.0%	93.6%	56.3%	92.6%	77.8%
(1)Adjustment for acquisition related purchase accounting includes the amortization of the acquisition related intangible assets and purchase accounting adjustments related to the net amortization (accretion) of VOBA and acquisition costs, and the fair value adjustments to the net reserve for claims and claim expenses for the acquisitions of Validus, TMR and Platinum.